THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED (EXCEPT AS SET FORTH BELOW) TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

WARRANT NO.	NUMBER OF SHARES:
DATE OF ISSUANCE: January 28, 2008	(subject to adjustment)

WARRANT TO PURCHASE SHARES
OF COMMON STOCK OF

MIDDLEBROOK PHARMACEUTICALS, INC.

This Warrant is issued to ___________, or its registered assigns (the “Purchaser”), pursuant to that certain Securities Purchase Agreement, dated as of January 24, 2008, between MiddleBrook Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the Purchaser and certain other purchasers thereunder (the “Purchase Agreement”) and is subject to the terms and conditions of the Purchase Agreement.

1. EXERCISE OF WARRANT.

(a) Method of Exercise. Subject to the terms and conditions herein set forth, upon surrender of this Warrant at the principal office of the Company and upon payment of the Warrant Price (as defined below) by wire transfer to the Company or cashier’s check drawn on a United States bank made to the order of the Company, or exercise of the right to credit the Warrant Price against the fair market value of the Warrant Stock (as defined below) at the time of exercise (the “Net Exercise Right”) pursuant to Section 1(b), Purchaser is entitled to purchase from the Company, at any time after July 28, 2008 (“Initial Exercise Date”) and on or before the date that is five (5) years from the Initial Exercise Date (the “Expiration Date”), up to ________ shares (as adjusted from time to time pursuant to the provisions of this Warrant) of Common Stock of the Company (the “Warrant Stock”), at a purchase price of $3.00 per share (the “Warrant Price”).

(b) Net Exercise Right. If the Company shall receive written notice from the holder of this Warrant at the time of exercise of this Warrant that the holder elects to exercise the Net Exercise Right, the Company shall deliver to such holder (without payment by the Purchaser of any exercise price in cash) that number of fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) equal to the quotient obtained by dividing (y) the value of this Warrant (or the specified portion thereof) on the date of exercise, which value shall be determined by subtracting (1) the aggregate Warrant Price of the Warrant Stock (or the specified portion thereof) immediately prior to the exercise of this Warrant from (2) the Aggregate Fair Market Value (as defined below) of the Warrant Stock (or the specified portion thereof) issuable upon exercise of this Warrant (or specified portion thereof) on the date of exercise by (z) the Fair Market Value (as defined below) of one share of Common Stock on the date of exercise. The “Fair Market Value” of a share of Common Stock shall mean the last reported sale price and, if there are no sales, the last reported bid price, of the Common Stock on the business day prior to the date of exercise as reported by the NASDAQ Global Market or such other principal exchange or quotation system on which the Common Stock is then traded or, if the Common Stock is not publicly traded, the price determined in good faith by the Company’s Board of Directors. The “Aggregate Fair Market Value” of the Warrant Stock shall be determined by multiplying the number of shares of Warrant Stock by the Fair Market Value of one share of Warrant Stock.

2. CERTAIN ADJUSTMENTS.

(a) Mergers or Consolidations. If at any time after the date hereof (including prior to the Initial Exercise Date) there shall be a capital reorganization (other than a combination or subdivision of Warrant Stock otherwise provided for herein) (a “Reorganization”), or a merger or consolidation of the Company with another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of the Company) or the sale of all or substantially all of the assets of the Company (a “Merger”), then, as a part of such Reorganization or Merger (collectively, a “Fundamental Transaction”), lawful provision shall be made so that the Purchaser shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Price, the number of shares of stock or other securities or property of the Company or the successor corporation resulting from such Reorganization or Merger, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such Reorganization or Merger if this Warrant had been exercised immediately before that Reorganization or Merger. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Purchaser after the Reorganization or Merger to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and the number of shares of Warrant Stock) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any successor entity shall pay at the Holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the Fair Market Value of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate equal to the 30 day LIBOR rate on the day immediately prior to the public announcement of such transaction, (iii) an expected volatility equal to 65% and (iv) a remaining option time equal to the time between the date of the public announcement of such transaction and the Expiration Date.

(b) Splits and Subdivisions; Dividends. In the event the Company should at any time, or from time to time, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Warrant Price shall be appropriately decreased and the number of shares of Warrant Stock shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares.

(c) Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share Warrant Price shall be appropriately increased and the number of shares of Warrant Stock shall be appropriately decreased in proportion to such decrease in outstanding shares.

(d) Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (including cash but excluding cash dividends paid out of net profits) or options or rights not referred to in Section 2(b), then, in each such case for the purpose of this Section 2(d), upon exercise of this Warrant the holder hereof shall be entitled to a proportionate share of any such distribution as though such holder was the holder of the number of shares of Common Stock into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

3. NO FRACTIONAL SHARES. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one share of Warrant Stock.

4. NO STOCKHOLDER RIGHTS. Until the exercise of this Warrant or any portion of this Warrant, the Purchaser shall not have nor exercise any rights by virtue hereof as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company).

5. RESERVATION OF STOCK. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock (or other securities, if applicable) to provide for the issuance of Warrant Stock (or other securities) upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Stock upon the exercise of this Warrant.

6. MECHANICS OF EXERCISE. This Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant and the Notice of Exercise attached hereto as Exhibit A duly completed and executed on behalf of the holder hereof, at the principal office of the Company together with payment in full of the Warrant Price then in effect with respect to the number of shares of Warrant Stock as to which the Warrant is being exercised. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date, and in any event with 3 business days, the Company at its expense shall cause to be issued and delivered to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The shares of Warrant Stock issuable upon exercise hereof shall, upon their issuance, be validly issued, fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issue thereof. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised. If (1) a certificate representing the Warrant Stock is not delivered to the holder within three (3) Business Days of the due exercise of this Warrant by the holder and (2) prior to the time such certificate is received by the holder, the holder, or any third party on behalf of the holder or for the holder’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares represented by such certificate (a “Buy-In”), then the Company shall pay in cash to the holder (for costs incurred either directly by such holder or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such holder as a result of the sale to which such Buy-In relates. The holder shall provide the Company written notice indicating the amounts payable to the holder in respect of the Buy-In. Notwithstanding anything herein to the contrary, the Company shall not effect any exercise of this Warrant, and a Purchaser shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Intent to Exercise, the Purchaser (together with the Purchaser’s Affiliates, and any other person or entity acting as a group together with the Purchaser or any of the Purchaser’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Purchaser and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Purchaser or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Purchaser or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 6, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Purchaser that the Company is not representing to the Purchaser that such calculation is in compliance with Section 13(d) of the Exchange Act and the Purchaser is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 6 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Purchaser together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Purchaser, and the submission of a Notice of Exercise shall be deemed to be the Purchaser’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Purchaser together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6, in determining the number of outstanding shares of Common Stock, a Purchaser may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent periodic or annual report, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Purchaser, the Company shall within two Trading Days confirm orally and in writing to the Purchaser the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Purchaser or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

7. CERTIFICATE OF ADJUSTMENT. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall, at its expense, promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based.

8. REPRESENTATIONS OF PURCHASER. As of the date hereof, the Purchaser hereby confirms the representations and warranties made by the Purchaser in Section 4 of the Purchase Agreement.

9. TRANSFER RESTRICTIONS.

(a) Unregistered Security. The holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws (collectively, the “Acts”), and agrees not to sell, encumber or otherwise transfer this Warrant or any Warrant Stock issued upon its exercise unless (i) there is an effective registration statement under the Acts covering the transaction, (ii) the Company receives an opinion of counsel satisfactory to the Company that such registration is not required under the Acts, or (iii) the Company otherwise satisfies itself that registration is not required under the Acts. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

10. NOTICES OF RECORD DATE. In the event of:

(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(b) any Reorganization or Merger; or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Purchaser (or a permitted transferee pursuant to Section 9(b) above) a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such Reorganization, Merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Reorganization, Merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) business days prior to the date therein specified.

11. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft, destruction or mutilation of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

12. NO IMPAIRMENT. Except to the extent as may be waived by the holder of this Warrant, the Company will not, by amendment of its charter or through a Reorganization, Merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

13. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal U.S. holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal U.S. holiday.

14. MISCELLANEOUS. This Warrant shall be governed by the laws of the State of New York. The Company and, by accepting this Warrant, the holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the Purchaser. All notices and other communications from the Company to the Purchaser shall be sufficient if in writing and delivered (i) personally, (ii) by facsimile transmission (receipt verified), (iii) by registered or certified mail (return receipt requested), postage prepaid, or (iv) sent by express courier service (receipt verified), to the address furnished to the Company in writing by the Purchaser. All such notices and communications to the Company shall be effective if delivered (i) personally, (ii) by facsimile transmission (receipt verified), (iii) by registered or certified mail (return receipt requested), postage prepaid, or (iv) sent by express courier service (receipt verified), at 20425 Seneca Meadows Parkway, Germantown, Maryland 20878, Edward M. Rudnic, Ph.D., President and Chief Executive Officer, fax: (301) 944-6700, with a copy to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, Frederick W. Kanner, Esq., fax: (212) 259-6333. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

[Signature Page Follows]

IN WITNESS WHEREOF, this Common Stock Purchase Warrant is issued effective as of the Date of Issuance first set forth above.

MIDDLEBROOK PHARMACEUTICALS, INC.

By:
Name:	Edward M. Rudnic, Ph.D.
Title:	President and Chief Executive Officer

Signature Page to Warrant

EXHIBIT A

NOTICE OF INTENT TO EXERCISE
(To be signed only upon exercise of Warrant)

To: MiddleBrook Pharmaceuticals, Inc.

The undersigned, the Purchaser of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______________ (________) shares of Common Stock of MiddleBrook Pharmaceuticals, Inc. and (choose one)

☐ herewith makes payment of __________________ Dollars ($_________) thereof

or

☐ exercises the Net Exercise Right pursuant to Section 1(b) thereof and requests that the certificates for such shares be issued in the name of, and delivered to ___________________________, whose address is _______________________________________________________________________.

DATED: ___________________

(Signature must conform in all respects to name of the Purchaser as specified on the face of the Warrant)

(Address)

EXHIBIT B

NOTICE OF ASSIGNMENT FORM

FOR VALUE RECEIVED, ______________________ (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of MiddleBrook Pharmaceuticals, Inc. (the “Company”) covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that (i) such Assignee is a Qualifying Holder (as such term is defined in the Registration Rights Agreement between the Company and the Purchaser entered into in connection with the Purchase Agreement dated as of even date herewith) of the Assignor and (ii) the transfer is otherwise in compliance with Section 9(b) of the Warrant:

NAME OF ASSIGNEE	ADDRESS/FAX NUMBER

Dated:	Signature:
Witness:

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is a Qualifying Holder and an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof.

Signature:
By:
Its:
Address: